UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2013

OCERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12651 High Bluff Drive, Suite 230 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 436-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Jeryl Lynn Hilleman

On September 3, 2013, Ocera Therapeutics, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Jeryl Lynn Hilleman pursuant to which Ms. Hilleman will become the Company’s Chief Financial Officer effective as of September 3, 2013 (the “Effective Date”).

Ms. Hilleman, age 55, has worked as an independent financial and strategic consultant since December 2012, in which capacity she has provided independent financial and strategic consulting for biotech and cleantech companies.  From January 2008 to June 2012, she served as the Chief Financial Officer of Amyris, Inc. (“Amyris”), a multi-national public company based in California and Brazil that produces renewable products.  Prior to joining Amyris, Ms. Hilleman served as the Chief Financial Officer of Symyx Technologies, Inc. (“Symyx”) from June 1997 to June 2007.  Symyx, which was acquired by Accelrys, Inc., was a public company that sold instruments, software and research services to pharmaceutical and chemical companies.  Prior to joining Symyx, Ms. Hilleman held various senior level positions at Geron Corporation, a public biopharmaceutical company that developed therapeutics for cancer and degenerative diseases, and Cytel Corporation, a public biotechnology company that sought to develop therapeutics to treat immune system disorders.  Ms. Hilleman has also served on the Board of Directors and Audit Committee of Xenoport Inc., a public company focused on developing and commercializing products for the treatment of neurological disorders,  since January 2004.  Ms. Hilleman holds an A.B. from Brown University and an M.B.A. from the Wharton Graduate School of Business.

Pursuant to the terms of the Employment Agreement, Ms. Hilleman will receive an annual base salary of $330,000 and be eligible to receive an annual performance bonus, with a target amount equal to 30% of her annual base salary, the goals for which will be determined in the sole discretion of the Company’s Board of Directors (the “Board”).  Ms. Hilleman will also receive a stock option to purchase 200,000 shares of the Company’s common stock (the “Option”) at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  The Option will vest over four years with 25% of the Option vesting on the one-year anniversary of the Effective Date and the remaining shares vesting in equal monthly installments thereafter, subject to Ms. Hilleman’s continued service to the Company.  Ms. Hilleman will be eligible to participate in the Company’s other employee benefit plans.

In the event Ms. Hilleman’s employment is terminated without cause (as defined in the Employment Agreement), subject to her execution of a customary release agreement, she will be entitled to receive (i) a continuation of her base salary for 12 months at the rate in effect at termination, (ii) payment of COBRA premiums for twelve months, and (iii) acceleration of the Option so that as of the effective date of termination, Ms. Hilleman will be deemed vested in the same number of shares as if she had completed an additional 12 months of employment with the Company.

Ms. Hilleman succeeds Dana S. McGowan who, effective as of the Effective Date, resigned as the Chief Financial Officer and Secretary of the Company.  Ms. McGowan will continue to be employed by the Company in a non-executive role to assist in the transition of Ms. McGowan’s responsibilities to her replacement.

The foregoing description of the Employment Agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Adoption of Non-Employee Director Compensation Policy

On August 30, 2013, the Board adopted a Non-Employee Director Compensation Policy (the “Policy”), which sets forth the terms upon which non-employee directors will be compensated for their service on the Board.  Under the terms of the Policy, each non-employee director will receive an annual cash retainer of $30,000 and the Chairman of the Board will receive an additional annual cash retainer of $25,000.  The chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive additional annual cash retainers of $15,000, $10,000 and $8,000, respectively.  Other members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will each receive additional annual cash retainers of $7,500, $5,000 and $4,000, respectively.

Under the terms of the Policy, each newly elected non-employee member of the Board will also receive a one-time grant of an option to purchase 20,000 shares of the Company’s common stock promptly following election or appointment to the Board (the “Director Welcome Options”).  The Director Welcome Options will vest over four years with 25% of the Director Welcome Options vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over the succeeding three year period, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company.  In addition, each non-employee director will be granted options to purchase 10,000 shares of the Company’s common stock per year, which shall be granted in arrears in approximately equal quarterly installments, provided that the applicable non-employee director is, as of such grant date, then a non-employee director of the Company.  Each such grant will vest in equal monthly installments over the 12 month period commencing with the date of grant, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company.

The foregoing description of the Policy is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Policy, which is filed with this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

Approval of Option Grants to Current Non-Employee Directors

As previously disclosed, on July 15, 2013, the merger (the “Merger”) of a wholly-owned subsidiary of the Company with and into Ocera Therapeutics, Inc., a privately held Delaware corporation, was completed, with Ocera Therapeutics, Inc. surviving the Merger, becoming a wholly-owned subsidiary of the Company and changing its name to Ocera Subsidiary, Inc. (“Subsidiary”). In connection with the Merger, the Company changed its name from Tranzyme, Inc. to Ocera Therapeutics, Inc. and effected a 12-to-1 reverse stock split (the “Reverse Stock Split”).   Since the closing of the Merger, the directors serving on the Board have been Jean-Paul Castaigne, M.D., Lars G. Ekman, M.D., Ph.D., Nina Kjellson, Michael F. Powell, Ph.D., Pratik Shah, Ph.D., Anne M. VanLent and Eckard Weber, M.D. (collectively, the “Non-Employee Directors”) and Linda S. Grais, M.D. and Franck S. Rosseau, M.D.

As previously disclosed, on August 13, 2013, the Board approved an amendment to the Company’s Amended and Restated 2011 Stock Option and Incentive Plan (the “Plan”) to increase the maximum number of shares that may be issued under the Plan from 302,328 shares (after giving effect to the Reverse Stock Split) to 2,302,328 shares, an increase of 2,000,000 shares.  Such increase is anticipated to be presented to the stockholders of the Company for consideration at the next meeting of stockholders, the date of which has not yet been established.

Pursuant to the Policy, on August 30, 2013, each of the Non-Employee Directors were granted options to purchase 20,000 shares of the Company’s common stock.  These options will vest over four years with 25% of the options vesting on August 30, 2014 and the remaining shares vesting in equal monthly installments over the succeeding three year period, provided that the applicable Non-Employee Director is, as of such vesting date, then a director of the Company.  However, the exercise of such options is conditional upon stockholder approval of the above-described increase in the maximum number of shares of common stock available for issuance under the Plan. If stockholder approval of such increase is not obtained within twelve months from August 13, 2013, such options will expire by their terms on August 13, 2014.  The exercise price of these options is $7.87 per share, the closing price of the Company’s stock on the date of the grant.

Item 8.01  Other Events.

On September 3, 2013, the Company issued a press release regarding the appointment of Ms. Hilleman and other matters.  The full text of the press release regarding the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated September 3, 2013 by and between Ocera Therapeutics, Inc. and Jeryl Lynn Hilleman

10.2	Ocera Therapeutics, Inc. Non-Employee Director Compensation Policy

99.1	Press release of Ocera Therapeutics, Inc. dated September 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 5, 2013	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
Name: Linda S. Grais, M.D.
Title: President and Chief Executive Officer